UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 1, 2008
ARIAD Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-21696 (Commission (File Number)	22-3106987 (I.R.S. Employer Identification No.)

26 Landsdowne Street, Cambridge, Massachusetts (Address of principal executive offices)	02139 (Zip Code)
Registrant’s telephone number, including area code: (617) 494-0400
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.
ITEM 9.01 Financial Statements and Exhibits.
SIGNATURES
Ex-99.1 Letter, dated December 1, 2008, from the Resigning Directors.

ITEM 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
                        Compensatory Arrangement of Certain Officers.
(a) On December 1, 2008, Harvey J. Berger, M.D., Chairman and Chief Executive Officer of ARIAD Pharmaceuticals, Inc. (the “Company”), received a letter from four of the Company’s directors, Michael D. Kishbauch, Sandford D. Smith, Burton E. Sobel, M.D. and Elizabeth H.S. Wyatt (the “Resigning Directors”), indicating that they were resigning from the Company’s Board of Directors (the “Board”) effective immediately. At the time of their resignations, Mr. Kishbauch served on the Company’s Audit Committee; Mr. Smith served on the Company’s Nominating and Corporate Governance and Compensation Committees; Dr. Sobel served on the Company’s Compensation Committee; and Ms. Wyatt served on the Company’s Audit and Executive Committees. Their letter claims that their resignations were caused by disagreements between (i) the Resigning Directors and (ii) the remaining independent directors of the Board (the “Independent Directors”) and Dr. Berger (together with the Independent Directors, the “Continuing Directors”), with respect to events that have occurred during the past several months, including the ARIAD Gene Therapeutics, Inc. (“AGTI”) merger described in the Company’s Current Report on Form 8-K, filed on September 17, 2008 (the “AGTI Merger 8-K”), the replacement of the Company’s former general counsel, the assertion of appraisal rights by certain former AGTI minority stockholders, and certain changes in the Company’s board and committee structure at a meeting of the Board that took place on November 3, 2008. A copy of the letter is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference in this Item 5.02(a).
     The Continuing Directors note that the duty of corporate management and a company’s board of directors is to act in a manner believed to be in the best interests of the company and its stockholders. However, the members of a board may not always be unanimous in their views of what actions would best serve the interests of the company and its stockholders. With respect to ARIAD, the Independent Directors uniformly believe that all of the Continuing Directors have acted at all times in what they understood to be in the best interests of the Company and its stockholders. The Continuing Directors strongly disagree with the statements contained in the letter from the Resigning Directors and view their letter as an attempt by the Resigning Directors to impugn the character and integrity of Dr. Berger, the Independent Directors and the Company. Furthermore, the Independent Directors believe that the comments and characterizations of Dr. Berger’s leadership, actions, behavior, motivations and dealings with the Resigning Directors are inflammatory and false, and contrary to one of the Company’s key corporate values — “mutual respect.”
     Regarding the specific matters raised in the Resigning Directors’ letter, the Continuing Directors believe that (i) the Company has taken the appropriate steps to implement the AGTI merger which was approved by the Board (including by the Resigning Directors but excluding Dr. Berger and Mr. Jay LaMarche who, as previously disclosed, appropriately abstained from the vote) in September 2008 and to resolve the assertion of appraisal rights by certain former AGTI minority stockholders, (ii) the Company has complied fully with all of the terms of the agreements between the Company and its former general counsel (including the agreements described in the AGTI Merger 8-K) and intends to honor all of its obligations under those agreements, despite the suggestion by the Resigning Directors that such obligations will not be met, and (iii) to the Continuing Directors’ knowledge, no agreement entered into by the Company has been breached.

     The Continuing Directors believe that the Company’s actions regarding these business matters are properly within the responsibility of the Company’s management, with oversight and guidance from the Board. The Continuing Directors fully support the actions taken by management with regard to these matters and do not concur with the positions taken by the Resigning Directors concerning the Company’s obligations under the agreements with its former general counsel. The Continuing Directors view the Resigning Directors’ positions as contrary to the best interests of the Company and its stockholders.
     All actions taken by the Board on November 3, 2008 occurred at a meeting that was duly called and held in accordance with the Company’s charter and by-laws and for which proper notice had been given to all directors, including the Resigning Directors. After due consideration, the Board appointed Dr. Athanase Lavidas as lead director, replacing Mr. Smith, in an effort to strengthen the leadership of the non-management directors and their ongoing interactions with management. Dr. Lavidas, who was proposed for this leadership position by the Independent Directors, has served as an independent director of the Company for over five years and is the chairman and chief executive officer of a global healthcare company founded almost 100 years ago. Finally, while the Company is disappointed by the manner in which the Resigning Directors chose to depart, the Continuing Directors believe that the appointment of Dr. Lavidas as the lead director and the resignations of the Resigning Directors will further the ability of the Board to serve the best interests of the Company and its stockholders as the Company seeks to implement its strategic business plan.
     The Independent Directors believe that Dr. Berger and other members of the Company’s management have at all times conducted themselves with the highest regard for integrity, good corporate governance and professional ethics, and they reiterate their strong, long-term support for Dr. Berger and the Company’s management team, especially during these challenging economic times. The Board further reiterates its commitment to fiduciary and ethical principles and will continue to serve the interests of the Company and its stockholders to the best of their abilities. The Board also intends to identify additional director candidates, as it believes that a diverse and sophisticated group of directors is critical to satisfying these objectives and executing the business strategy of the Company.
     The Board has appointed Mr. Jay LaMarche and Dr. Massimo Radaelli to serve with Mr. Wayne Wilson (Chair) on the Audit Committee; Mr. Wilson to serve with Dr. Athanase Lavidas (Chair) and Mr. LaMarche on the Nominating and Corporate Governance Committee; Dr. Lavidas to serve with Dr. Radaelli (Chair) on the Compensation Committee; and Dr. Lavidas and Mr. Wilson to serve with Dr. Berger (Chair) on the Executive Committee.
ITEM 9.01     Financial Statements and Exhibits.
(d)     Exhibits.

Exhibit
Number	Description

99.1	Letter, dated December 1, 2008, from the Resigning Directors.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARIAD Pharmaceuticals, Inc.
By:	/s/ Edward M. Fitzgerald
Edward M. Fitzgerald
Senior Vice President, Chief Financial Officer

Date: December 5, 2008